Exhibit 99.1

FOR IMMEDIATE RELEASE

GROUP 1 AUTOMOTIVE SCHEDULES 2010 FOURTH-QUARTER EARNINGS RELEASE, CONFERENCE CALL AND WEBCAST

HOUSTON, Jan. 20, 2011 — Group 1 Automotive, Inc. (NYSE: GPI), a Fortune 500 automotive retailer, today announced that it will release financial results for the fourth quarter ended Dec. 31, 2010, on Thursday, Feb. 10, before market open. Earl J. Hesterberg, Group 1’s president and chief executive officer, and the company’s senior management team will host a conference call to discuss the results later that morning at 10 a.m. ET.

The conference call will be simulcast live on the Internet at www.group1auto.com, then click on ‘Investor Relations’ and then ‘Events’ or through this link: http://www.group1corp.com/news/events.aspx. A replay will be available for 30 days.

The conference call will also be available live by dialing in 10 minutes prior to the start of the call at:

Domestic: 888.401.4669
International: 719.325.2218
Participant Passcode: 6818164

A telephonic replay will be available following the call through Feb. 17 by dialing:

Domestic: 888.203.1112
International: 719.457.0820

Replay Passcode: 6818164

About Group 1 Automotive, Inc.
Group 1 owns and operates 101 automotive dealerships, 137 franchises, and 25 collision service centers in the United States and the United Kingdom that offer 32 brands of automobiles. Through its dealerships, the company sells new and used cars and light trucks; arranges related financing, vehicle service and insurance contracts; provides maintenance and repair services; and sells replacement parts.

Group 1 Automotive can be reached on the Internet at www.group1auto.com.

SOURCE: Group 1 Automotive, Inc.

Investor contacts:
Kim Paper Canning, Manager, Investor Relations
Group 1 Automotive, Inc. | 713-647-5741 | kpaper@group1auto.com

Media contacts:
Pete DeLongchamps, Vice President, Manufacturer Relations and Public Affairs
Group 1 Automotive, Inc. | 713-647-5770 | pdelongchamps@group1auto.com
or
Clint Woods, Pierpont Communications, Inc. | 713-627-2223 | cwoods@piercom.com